EXHIBIT 10.20
(Translation from Chinese)

Listing Agreement

Contract No.: 0288V2
Party A:   Beijing Tsingda Century Education Investment and Consultancy Limited ("Party A")

Party C:   Beijing Tsingda Century Education Investment and Consultancy Limited and all its holding companies both at home and abroad entrusted to go public.

Party A's legal address: 7th Floor, Zhongguancun Shouchuang Building, Beiyi Street,

Haidian District, Beijing, People's Republic of China Tel: +86 010-62690222 or 010-62690255

Party B:  EastBridge Investment Group Corp ("Party B"), a company registered in the US. Legal address: 8040 E. Morgan Trail, Unit 18, Scottsdale, Arizona, USA 85258 Tel: 480 966 2020; FAX: 480 966 0808

Article 1—Listing Service

Party A asks Party B to help list Party C's stock in America directly. Party A's definition of Party C's listing is for its stock to be listed on the American Stock Exchange through a reverse merger.

Article 2—Authority and Preconditions

1.	Party B's authority includes consultations, negotiations involved in the listing, and the handling of relevant formalities; Party B shall have the right to decide how to list on American Stock Exchange for Party C, in any legal manner conforming to US laws and relevant regulations thereof.

2.	Party C shall meet the following conditions before Party B agrees to take on this project as stipulated in Article 1 hereof:

A.	Party C shall, at the time of the execution hereof, provide Party B with financial reports for 2007 and 2008 issued by local certified public accountants.

B.	Party C shall provide Party B with a quarterly financial report (annual financial report for the fourth quarter) issued by local certified public accountant on a quarterly basis,

 Article 3—Term and Conditions

Party B shall bring Party C public within three months on condition of Party C's successful American auditing. Party B's auditor will arrive at Party A's Beijing headquarter to start the auditing before the end of January, 2010. Party C may cause any delay of the listing of the stock provided that:

1)	Party C's successful financial auditing for 2008 and 2009 in accordance with the US GAAS (Generally Accepted Auditing Standard) and GAAP (Generally Accepted Accounting Principles) prior to Party A's successful listing. Party C is able to realize an after-tax profits for 2008 and 2009 of at least RMB 20,000,000 and RMB 40,000,000; 20% fluctuation is permitted.

2)	Party C is free from material law suits or scandals, etc., which are detrimental to the intangible assets of Party C.

3)	Party C should finish their Business Plan both in Chinese and English in 30 days after the signature of this contract.

4)	Party C should finish their new English website in 30 days after the signature of this contract.

Article 4—Party A and Party C's Protection of Party B's Interest

1.		Party B agrees to bear the following expenses before the listing of Party C:

	A.	Acquire a company that is listed on the American Stock Exchange for Party C to use

	B.	Legal and consulting expenses;

	C.	Strategies and consulting expenses;

	D.	Expenses for 2 years (2008, 2009) of GAAS/GAAP auditing;

E.	SEC pre-audit financial consulting expenses;

F.	SEC application fee, road show (Party A shall bear its own traveling expenses), PR expenses;

G.	Business plan, web site consulting fee;

H.	Equity share planning consulting fee;

I.	Opening expenses; stock certificates' printing expense and registration expense;

J.	Market maker fee;

K.	Acquisition, investment increase, loan consulting fee;

L.	Listing recommendation fee;

M.	Miscellaneous expenses related to Party C's pre-listing in the U.S. Article 5—Finance Target

Article 5—Finance Target

1.	Party B promises to provide a funding source of RMB20,000,000 to Party A to purchase a portion of the shares of a major shareholder within 30 days after the audit report becomes available.

2.	Party B promises to provide a funding source of USD10,000,000 to Party A to expand Party C's business. Party A negotiates and decides on the above financing terms directly with investors. Party B will not charge any fee.

Article 6—Listing fees and Manner of Payment

1)	Party A agrees the following stock structure: (For an example, assuming the US public shell has 30,000,000 shares outstanding. The total share may change, however, the ratio will not change.)

	A)	100% of Party C's stock right will exchange for 26,400,000 shares of the US shell's stock;

	B)	Party B will retain 3,600,000 shares of the US shell's stock to pay for Party B's listing services;

2)	Party A agrees to pay Party B US$150,000 as a listing fee. The fee will be paid as follows and in U.S. dollar and wired to Party B's U.S. headquarters' account: 1/3 due on the signing of this agreement, another 1/3 due when the audit report is issued and the remaining 1/3 due when a merger agreement is signed with a US shell.

Article 7—Stock Transfer

Party A, Party B and Party C shall buy and sell their shares of Party C company stock in any manner as soon as the SEC approves the listing of Party C.

Article 8—Treatment of Stock for Failure of Listing After the signing of this agreement:

1)	If Party C's company fails to be listed on the main board with which due to the cause of Party B, Party B agrees to refund $150,000 to Party A within 3 days; however,

2)	If Party C's company fails to be listed on the main board with which due to the cause of Party A or C, Party A agrees that Party B will not be required to refund the cash payments to Party A. In addition, Party A promises it will not list Party C company directly or indirectly in any stock exchange in the world for one year from the date of the cancellation of this agreement.

3)	Party A agrees to notify Party B in writing with at least 30 days in advance in the case of canceling the listing effort.

Article 9—Consent to Invitation

Prior to the listing, in order for Party B to make efficient introduction of Party C to the US investors and the stock market, Party C agrees to invite Party B to attend its board meetings and senior management meetings to have some knowledge of its daily business operation.

Article 10—Confidentiality

Party A, Party B and Party C shall be liable for actively maintaining the confidentiality of the business secret of other parties or relevant to the listing. Since Party B is a public company in the U.S., it is obligated to disclose this agreement to the SEC. In the case of any changes, Party A must make its best effort to notify Party B in a timely manner.

Article 11—Applicable Law

Implementation and construction of this Contract shall be governed by the laws of Hong Kong Special Administrative Region of China.

Article 12—Dispute Settlement

For all disputes and differences relevant hereto or arising from performance hereof, the Parties shall first try to settle them through friendly consultation. If no agreement is reached within 30 days as of the date of the occurrence of the dispute or difference, either party may submit the dispute to Hong Kong International Arbitration Commission for arbitration in accordance with then applicable arbitration rules. The arbitration award shall be final, and binding on both parties.

Article 13 Entire Agreement

This Agreement shall be the final and complete contract between the Parties, and shall supersede all previous agreements between the Parties, oral or written.

Article 14—Miscellaneous

If this agreement has versions of more than one language, the Chinese version shall govern in case of dispute or inconsistency between them.

Article 15—Effectiveness and Modification

This agreement shall become effective as of the date when it is signed by both parties. The Parties may modify or supplement this agreement in writing, and written modification or supplementation to this agreement signed by the Parties shall be an integral part hereof, and shall have the same legal effect as this Contract.

Article 16—Duplicates

This agreement shall be served in 4 copies, with each party holding 2, each with the same legal effect.

Party A (signature and seal):	Party B (signature and seal):

Authorized representative name,	Authorized representative name,
signature and title:	signature and title:
Zhang Hui, President	Keith Wong, President
Date: Dec 24, 2009	Date: Dec 24, 2009